EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 108 to Registration Statement No. 2-22019 on Form N-1A of our reports as dated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, each a series of Eaton Vance Growth Trust, appearing in the Annual Reports on Form N-CSR of Eaton Vance Growth Trust, for the year ended August 31, 2009, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectuses and ‘‘Independent Registered Public Accounting Firm’’ in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts December 23, 2009

SCHEDULE A

Report Date	Eaton Vance Growth Trust Funds

October 19, 2009	Eaton Vance Asian Small Companies Fund
October 19, 2009	Eaton Vance Multi-Cap Growth Fund
October 19, 2009	Eaton Vance Greater China Growth Fund
October 19, 2009	Eaton Vance Global Growth Fund
October 19, 2009	Eaton Vance Worldwide Health Sciences Fund